EXHIBIT 99.1

Integer Holdings Corporation Reports First Quarter 2020 Results

~ Strong Earnings Per Share growth: +45% GAAP, +25% adjusted ~
~ Suspending 2020 guidance given COVID-19 uncertainty ~

PLANO, Texas, May 07, 2020 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR), a leading medical device outsource manufacturer, today announced results for the three months ended April 3, 2020.  Unless otherwise stated, all results and comparisons are from continuing operations.

Responding to the challenges of the COVID-19 pandemic

  Integer is prioritizing the safety of its associates while providing critical products that its customers and patients rely on every day; as an essential business, all of Integer’s manufacturing sites are operating with social distancing and enhanced cleaning protocols.
  Integer is communicating closely with its customers and suppliers to meet product demand and responding to increased critical needs, such as ventilator and patient monitoring components.
  First quarter sales were largely unaffected by COVID-19 and operational inefficiencies related to COVID-19 were more than offset by strong operating income growth.
  Integer is suspending its previously announced annual guidance for 2020, due to the uncertainty of the impact and the recovery period of the COVID-19 pandemic.  We expect the pandemic to temporarily reduce sales and profits.
  Early in the second quarter, Integer executed a draw down of our full revolver to protect against the possibility of a prolonged pandemic coupled with financial market illiquidity.
  As the sales reduction is expected to be temporary, we are taking a balanced approach to managing costs and protecting critical investments to be stronger post COVID-19.

First Quarter 2020 Highlights (compared to First Quarter 2019)

  Sales increased $14 million to $328 million, an increase of 4%.
  GAAP income increased $10 million to $31 million, an increase of 46%.  Non-GAAP adjusted income increased $8 million to $41 million, an increase of 26%.
  Adjusted EBITDA increased $5 million to $71 million, an increase of 8%.
  GAAP diluted EPS increased $0.29 per share to $0.94 per share, an increase of 45%.  Non-GAAP adjusted diluted EPS increased $0.25 per share to $1.25 per share, an increase of 25%.
  Net total debt decreased $8 million from the end of 2019 to $804 million, achieving a leverage ratio of 2.8 times adjusted EBITDA.

“I’d like to recognize and thank all of our associates that remain committed to supplying critical components and products on which patients depend,” said Joseph Dziedzic, Integer’s president and chief executive officer. “We are taking the necessary actions in our manufacturing sites to protect our associates and continue operations. Our strong first quarter results were largely unaffected by COVID-19 and we are working closely with our customers and suppliers to manage changes in demand.  Given the COVID-19 uncertainty we are suspending 2020 guidance and we executed a revolver draw down to protect against a prolonged pandemic coupled with financial market illiquidity. As the sales reduction is expected to be temporary, we are taking a balanced approach to managing costs and protecting critical investments to be stronger post COVID-19.”

Discussion of Product Line First Quarter 2020 Sales (compared to First Quarter 2019)

  Cardio & Vascular sales increased 17% driven by a strong increase in peripheral vascular demand from a customer’s continued launch of an existing program into a new geography.  We saw strong overall growth across most markets.  The quarter also benefited from incremental sales from the start of a new customer contract on existing business.  The impact of COVID-19 was negligible in the first quarter.
  Cardiac & Neuromodulation sales decreased 8%. Neuromodulation declined from Nuvectra’s bankruptcy ($6 million) and headwind from 2019 supply agreement commitments.  Strong CRM growth from product launches and increased battery demand was partially offset by prior year impact of signing of a customer contract on existing business.   The impact of COVID-19 was negligible in the first quarter.
  Advanced Surgical, Orthopedics & Portable Medical includes sales to the acquirer of our AS&O product line, Viant, under supply agreements entered into as part of the divestiture. Sales declined 1% driven by a decrease in Portable Medical battery demand, offset by increased end-market demand for Advanced Surgical and Orthopedic base products.  The impact of COVID-19 was negligible in the first quarter.
  Electrochem sales declined 25% driven by a severe decline in the energy market due to both oversupply and demand fall-out from COVID-19 pandemic.

Summary of Financial and Product Line Results from Continuing Operations

(dollars in thousands, except per share data)	Three Months Ended
GAAP	April 3, 2020	March 29, 2019	Change	Organic Growth(a)
Medical Sales
Cardio & Vascular	$179,205	$152,574	17.5%	16.8%
Cardiac & Neuromodulation	107,820	116,911	(7.8)%	(7.8)%
Advanced Surgical, Orthopedics & Portable Medical	31,237	31,588	(1.1)%	(1.1)%
Total Medical Sales	318,262	301,073	5.7%	5.4%
Non-Medical Sales	10,164	13,603	(25.3)%	(25.3)%
Total Sales	$328,426	$314,676	4.4%	4.0%

Income from continuing operations	$31,100	$21,366	45.6%	23.3%
Diluted EPS from continuing operations	$0.94	$0.65	44.6%	23.0%

(a) Organic Growth is a Non-GAAP measure.  Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table C and Table D at the end of this release for a reconciliation of these amounts.

	Three Months Ended
Non-GAAP(a)	April 3, 2020	March 29, 2019	Change	Organic Growth(b)
Adjusted EBITDA from continuing operations	$70,691	$65,660	7.7%	5.5%
Adjusted income from continuing operations	$41,284	$32,840	25.7%	23.3%
Adjusted diluted EPS from continuing operations	$1.25	$1.00	25.0%	23.0%

(a) Refer to Tables A and B at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

(b) Organic Growth for Adjusted EBITDA from continuing operations, Adjusted income from continuing operations, and Adjusted diluted EPS from continuing operations are Non-GAAP measures.  Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table D at the end of this release for a reconciliation of these amounts.

Conference Call Information
The Company will host a conference call on Thursday, May 7, 2020, at 5:00 p.m. EDT / 4:00 p.m. CDT to discuss these results.  The scheduled conference call will be webcast live and is accessible through our website at investor.integer.net or by dialing (833) 236-5762 (U.S.) or (647) 689-4190 (outside U.S.) and the conference ID is 4978959.  The call will be archived on the Company’s website.  An earnings call slide presentation containing supplemental information about the Company’s results will be posted to our website at investor.integer.net prior to the conference call and will be referenced during the conference call.

About Integer®
Integer Holdings Corporation (NYSE: ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, vascular, portable medical and orthopedics markets. The Company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, the Company develops batteries for high-end niche applications in energy, military, and environmental markets. The Company's brands include Greatbatch Medical®, Lake Region MedicalTM and ElectrochemTM. Additional information is available at www.integer.net.

Contact Information
Tony Borowicz
SVP, Strategy, Business Development & Investor Relations
716.759.5809
tony.borowicz@integer.net

Notes Regarding Non-GAAP Financial Information
In addition to our results reported in accordance with generally accepted accounting principles (“GAAP”), we provide  adjusted income, adjusted diluted EPS, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA margin, and organic growth rates, all from continuing operations.  Adjusted income and adjusted diluted EPS from continuing operations consist of GAAP amounts adjusted for the following to the extent occurring during the period: (i) acquisition and integration related expenses, including fair value adjustments to contingent consideration resulting from acquisitions, (ii) amortization of intangible assets, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain legal expenses, charges and gains, (vii) unusual or infrequently occurring items, (viii) gain (loss) on equity investments, (ix) extinguishment of debt charges, (x) the income tax provision (benefit) related to these adjustments and (xi) certain tax items that are outside the normal provision for the period.  Adjusted diluted EPS from continuing operations is calculated by dividing adjusted income from continuing operations by diluted weighted average shares outstanding.  EBITDA from continuing operations is calculated by adding back interest expense, GAAP provision (benefit) for income taxes, depreciation and amortization expense, to income from continuing operations, which is the most directly comparable GAAP measure.  Adjusted EBITDA from continuing operations consists of EBITDA from continuing operations plus GAAP stock-based compensation and the same adjustments as listed above except for items (ii), (ix), (x) and (xi).

Adjusted EBITDA margin is adjusted EBITDA as a percentage of sales, all from continuing operations. Organic sales growth is reported sales growth adjusted for the impact of foreign currency and the contribution of acquisitions.  To calculate the impact of foreign currency on sales growth rates, we convert any sale made in a foreign currency by converting current period sales into prior period sales using the exchange rate in effect at that time and then compare the two, negating any effect foreign currency had on our transactional revenue, and exclude the amount of sales acquired/divested during the period from the current/previous period amounts, respectively.

Organic growth rates for adjusted EBITDA from continuing operations, adjusted income from continuing operations and adjusted diluted EPS from continuing operations exclude the impact of foreign currency exchange gains and losses included in other (income) loss, net, and the contribution of acquisitions. Contribution of acquisitions represents results, based on the growth rate being presented, attributable to acquired entities for the first four full quarters plus any partial period since the entities' acquisition date.  After the completion of four full fiscal quarters, results of the acquired entity are treated as organic for current and comparable historical periods.

We believe that the presentation of adjusted income, adjusted diluted EPS, EBITDA, adjusted EBITDA, adjusted EBITDA margin, and organic growth rates, all from continuing operations, provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations.  In addition to the performance measures identified above, we believe that leverage ratio provides a meaningful measure of liquidity and a useful basis for assessing our ability to fund our activities, including the financing of acquisitions and debt repayments.  We calculate leverage ratio as total principal amount of debt outstanding less cash and cash equivalents divided by trailing 4 quarters adjusted EBITDA.

Forward-Looking Statements
Some of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the impact of the COVID-19 global pandemic; future sales, expenses, and profitability; future development and expected growth of our business and industry; our ability to execute our business model and our business strategy; having available sufficient cash and borrowing capacity to meet working capital, debt service and capital expenditure requirements for the next twelve months; and projected capital spending.  You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or “variations” or the negative of these terms or other comparable terminology. These statements are only predictions.  Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors include the following: the duration, scope and impact of the COVID-19 pandemic, including government, social, business and other actions taken in response to the pandemic and the effect of the pandemic on our associates, suppliers and customers as well as the global economy; our dependence upon a limited number of customers; pricing pressures that we face from customers; our ability to respond to changes in technology; the intense competition we face and our ability to successfully market our products; our ability to develop new products and expand into new geographic and product markets; our reliance on third party suppliers for raw materials, key products and subcomponents; the potential for harm to our reputation caused by quality problems related to our products; regulatory issues resulting from products complaints, recalls or regulatory audits; the potential of becoming subject to product liability claims; our ability to protect our intellectual property and proprietary rights; our significant amount of outstanding indebtedness and our ability to remain in compliance with financial and other covenants under our senior secured credit facilities; our ability to integrate acquisitions and operate acquired businesses in accordance with expectations; our dependence upon our senior management team and technical personnel; our ability to realize the benefits from cost savings and consolidation initiatives; interruptions in our manufacturing operations; our ability to comply with environmental regulations; our complex international tax profile; our dependence upon our information technology systems and our ability to prevent cyber-attacks and other failures; market, financial and other risks related to our international operations and sales; global economic factors, including currency exchange rates and interest rates; the fact that the healthcare industry is highly regulated and subject to various regulatory changes; the dependence of our energy market-related revenues on the conditions in the oil and natural gas industry; and other risks and uncertainties that arise from time to time and are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC. Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Condensed Consolidated Statements of Operations - Unaudited
(in thousands except per share data)
	Three Months Ended
	April 3, 2020	March 29, 2019
Sales	$328,426	$314,676
Cost of sales	231,724	226,066
Gross profit	96,702	88,610
Operating expenses:
Selling, general and administrative expenses (SG&A)	36,457	34,956
Research, development and engineering costs (RD&E)	13,241	11,595
Other operating expenses (OOE)	2,928	2,890
Total operating expenses	52,626	49,441
Operating income	44,076	39,169
Interest expense	10,361	13,830
(Gain) loss on equity investments, net	(1,925)	41
Other (income) loss, net	(999)	166
Income from continuing operations before taxes	36,639	25,132
Provision for income taxes	5,539	3,766
Income from continuing operations	$31,100	$21,366

Discontinued operations:
Income from discontinued operations before taxes	—	386
Provision for income taxes	—	83
Income from discontinued operations	$—	$303

Net income	$31,100	$21,669

Basic earnings per share:
Income from continuing operations	$0.95	$0.66
Income from discontinued operations	$—	$0.01
Basic earnings per share	$0.95	$0.67

Diluted earnings per share:
Income from continuing operations	$0.94	$0.65
Income from discontinued operations	$—	$0.01
Diluted earnings per share	$0.94	$0.66

Weighted average shares outstanding:
Basic	32,807	32,536
Diluted	33,117	32,980

Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	April 3, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$37,259	$13,535
Accounts receivable, net	199,785	191,985
Inventories	170,298	167,256
Contract assets	38,882	24,767
Prepaid expenses and other current assets	14,598	17,852
Total current assets	460,822	415,395
Property, plant and equipment, net	246,378	246,185
Goodwill	839,395	839,617
Other intangible assets, net	766,535	775,784
Deferred income taxes	5,045	4,438
Operating lease assets	49,039	42,379
Other long-term assets	30,813	29,295
Total assets	$2,398,027	$2,353,093
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$37,500	$37,500
Accounts payable	79,138	64,975
Income taxes payable	7,564	3,023
Current portion of lease liabilities	7,951	7,507
Accrued expenses and other current liabilities	53,976	66,073
Total current liabilities	186,129	179,078
Long-term debt	793,829	777,272
Deferred income taxes	185,814	187,978
Operating lease liabilities	42,482	37,114
Other long-term liabilities	25,572	19,163
Total liabilities	1,233,826	1,200,605
Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	694,746	701,018
Treasury stock	(1,263)	(8,809)
Retained earnings	471,358	440,258
Accumulated other comprehensive income (loss)	(673)	19,988
Total stockholders’ equity	1,164,201	1,152,488
Total liabilities and stockholders’ equity	$2,398,027	$2,353,093

Condensed Consolidated Statements of Cash Flows(a) - Unaudited
(in thousands)
	Three Months Ended
	April 3,	March 29,
	2020	2019
Cash flows from operating activities:
Net income	$31,100	$21,669
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,494	19,658
Debt related charges included in interest expense	1,023	1,774
Stock-based compensation	1,738	2,713
Non-cash charges related to customer bankruptcy	628	—
Non-cash lease expense	1,930	1,864
Non-cash (gain) loss on equity investments	(1,925)	41
Other non-cash gains	(1,085)	(1,075)
Deferred income taxes	61	96
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(8,165)	(30,924)
Inventories	(4,365)	8,612
Prepaid expenses and other assets	(13,350)	(14,266)
Accounts payable	18,458	15,411
Accrued expenses and other liabilities	(18,108)	(15,894)
Income taxes payable	4,963	1,555
Net cash provided by operating activities	32,397	11,234
Cash flows from investing activities:
Acquisition of property, plant and equipment	(14,925)	(7,447)
Purchase of intangible asset	(3,500)	—
Proceeds from sale of property, plant and equipment	52	2
Purchase of equity investments	—	(42)
Acquisitions, net	(5,219)	—
Net cash used in investing activities	(23,592)	(7,487)
Cash flows from financing activities:
Principal payments of long-term debt	(9,375)	(30,375)
Proceeds from senior secured revolving line of credit	25,000	15,000
Proceeds from the exercise of stock options	2,201	1,338
Tax withholdings related to net share settlements of restricted stock unit awards	(2,664)	(2,123)
Net cash provided by (used in) financing activities	15,162	(16,160)
Effect of foreign currency exchange rates on cash and cash equivalents	(243)	382
Net increase (decrease) in cash and cash equivalents	23,724	(12,031)
Cash and cash equivalents, beginning of period	13,535	25,569
Cash and cash equivalents, end of period	$37,259	$13,538

(a) Condensed Consolidated Statements of Cash Flows - Unaudited includes cash flows related to discontinued operations.

Reconciliations of Non-GAAP Measures from Continuing Operations

Table A: Income from Continuing Operations and Diluted EPS Reconciliations
(in thousands except per share amounts)

	Three Months Ended
	April 3, 2020			March 29, 2019
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Income from continuing operations (GAAP)	$36,639	$31,100	$0.94	$25,132	$21,366	$0.65
Adjustments(a):
Amortization of intangibles	10,444	8,254	0.25	9,854	7,796	0.24
Certain legal expenses (SG&A)	602	475	0.01	1,396	1,103	0.03
Other operating expenses (OOE)(b)	2,928	2,301	0.07	2,890	2,217	0.07
(Gain) loss on equity investments, net	(1,925)	(1,521)	(0.05)	41	32	—
Loss on extinguishment of debt	—	—	—	412	326	0.01
Customer bankruptcy(c)	854	675	0.02	—	—	—
Adjusted income from continuing operations (Non-GAAP)	$49,542	$41,284	$1.25	$39,725	$32,840	$1.00

Diluted weighted average shares for adjusted EPS		33,117			32,980

(a) The difference between pre-tax and net of tax amounts is the estimated tax impact related to the respective adjustment.  Net of tax amounts are computed using a 21% U.S. tax rate, and the statutory tax rates applicable in foreign tax jurisdictions, as adjusted for the existence of net operating losses (“NOLs”).  Expenses that are not deductible for tax purposes (i.e. permanent tax differences) are added back at 100%.

(b) Other operating expenses includes acquisition and integration related expenses, facility consolidation, optimization, manufacturing transfer and system integration charges, asset write-down and disposition charges, charges in connection with corporate realignments or a reduction in force, unusual or infrequently occurring items.

(c) In November 2019, one of our customers, Nuvectra Corporation, filed a voluntary Chapter 11 bankruptcy petition (the “Customer Bankruptcy”).  During the first quarter of 2020, we incurred costs and recorded charges associated with the Customer Bankruptcy, primarily consisting of an $0.8 million charge related to inventory recorded in cost of sales in our condensed consolidated statement of operations.

Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures.

Table B: EBITDA Reconciliations
(in thousands)
	Three Months Ended
	April 3, 2020	March 29, 2019
Income from continuing operations (GAAP)	$31,100	$21,366

Interest expense	10,361	13,830
Provision for income taxes	5,539	3,766
Depreciation	9,050	9,804
Amortization of intangibles (excluding OOE)	10,444	9,854
EBITDA from continuing operations (Non-GAAP)	66,494	58,620
Stock-based compensation (excluding OOE)	1,738	2,713
Certain legal expenses	602	1,396
Other operating expenses (OOE)	2,928	2,890
(Gain) loss on equity investments, net	(1,925)	41
Customer bankruptcy	854	—
Adjusted EBITDA from continuing operations (Non-GAAP)	$70,691	$65,660

Total Sales	$328,426	$314,676

Adjusted EBITDA margin	21.5%	20.9%

Table C: Organic Sales from Continuing Operations Growth Rate Reconciliation (% Change)

	GAAP Reported Growth	Impact of Acquisitions and Foreign Currency(a)	Non-GAAP Organic Growth
QTD Change (1Q 2020 vs. 1Q 2019)
Medical Sales
Cardio & Vascular	17.5%	(0.7)%	16.8%
Cardiac & Neuromodulation	(7.8)%	—	(7.8)%
Advanced Surgical, Orthopedics & Portable Medical	(1.1)%	—%	(1.1)%
Total Medical Sales	5.7%	(0.3)%	5.4%
Non-Medical Sales	(25.3)%	—	(25.3)%
Total Sales	4.4%	(0.4)%	4.0%

(a) First quarter 2020 sales have been adjusted to exclude the contribution of business acquisitions and foreign currency exchange rate fluctuations.

Table D: Non-GAAP Organic Growth Rate Reconciliation (% Change)

	GAAP Reported Growth(a)	Impact of Non-GAAP Adjustments(b)	Impact of Acquisitions and Foreign Currency(c)	Non-GAAP Organic Growth
QTD Change (1Q 2020 vs. 1Q 2019)
EBITDA from continuing operations	13.4%	(5.7)%	(2.2)%	5.5%
Income from continuing operations	45.6%	(19.9)%	(2.4)%	23.3%
Diluted EPS from continuing operations	44.6%	(19.6)%	(2.0)%	23.0%

(a) EBITDA from continuing operations is a non-GAAP financial measure.  See Table B for a reconciliation to the most comparable GAAP measure.

(b) Represents the impact to our growth rate from our Non-GAAP adjustments. See Tables A and B for further detail on these items.

(c) Represents the impact to our growth rate due to changes in foreign currency exchange rates realized in income and reported in other (income) loss, net in the consolidated statements of operations, and the adjustment to exclude the contribution of acquisitions.